Exhibit 10.05

Amended and Restated

LIMITED GUARANTEE

To induce The Huntington National Bank, Fifth Third Bank and PNC Bank, National Association (individually and collectively, "Holder") to hold $56,500,000 County of Gallatin, Kentucky Taxable Adjustable Rate Industrial Building Bonds, Series 1999, (Kentucky Speedway Park Project), $3,500,000 Gallatin County, Kentucky Public Properties Corporation First Mortgage Revenue Bonds Series 1999 and $8,000,000 County of Gallatin, Kentucky Taxable Adjustable Rate Industrial Building Bonds, Series 1999, (Kentucky Speedway Park Project) dated October 2, 2000 (individually and collectively, “Bonds”) issued for the benefit of Kentucky Speedway, LLC ("Debtor"), and other good and valuable consideration, the receipt of which is acknowledged, the following (individually and collectively, “Guarantor”), subject to the limits set forth below, hereby unconditionally guarantee to The Huntington National Bank, Trustee, (“Trustee”) as trustee under the indentures executed in connection with the Bonds, the prompt payment of the following (hereinafter collectively referred to as the "Obligations"): all advances, debts, liabilities and obligations owing to Trustee or Trustee or any of Trustee or Trustee’s assignees, from Debtor of any kind or nature, present or future, arising under: (a) the Agreement of Lease dated as of December 1, 1999 between Debtor and the County of Gallatin Kentucky executed in connection with the Bonds, (b) the Payment Agreement dated as of December 1, 1999 between Debtor, Gallatin County, Kentucky Public Properties Corporation and Gallatin County, Kentucky executed in connection with the Bonds, and (c) any of the following relating to the Bonds and entered into with the Trustee or any Holder: any International Swaps and Derivatives Association Master Agreement ("Master Agreement"), and including each Transaction (as such term is defined in the Master Agreement), as confirmed in the applicable confirmation of each such Transaction, any obligation of Debtor to Trustee, any Holder or any affiliate of Trustee or any Holder under any other interest rate swap, cap, collar, floor, option, forward, or other type of interest rate protection, foreign exchange or derivative transaction agreement, all whether now existing or hereafter arising; and as to all of the foregoing, including any amendments, modifications, supplements or superceding documents to each of the foregoing; and all charges, expenses, fees, including but not limited to reasonable attorneys' fees, and any other sums chargeable to Debtor under any of the Obligations or incurred in collecting on this Guarantee. Capitalized terms used herein and not otherwise defined herein will have the meanings given such terms in the documents executed in connection with the Bonds.

This Guarantee amends and restates that certain Limited Guarantee dated as of October 2, 2000 from the Guarantor to the Trustee relating to the Bonds.

1.	Extent of Guarantee and Limitations Thereto.

1.1
The maximum several aggregate liability recoverable from each Guarantor hereunder (the "Maximum Amount") will be limited to : (i) fees, costs and expenses due pursuant to Section 7 hereof with respect to such Guarantor, (ii) plus accrued and unpaid interest on the Bonds on a prorata basis for each Guarantor based on such Guarantor’s percentage of the Principal Amounts listed below, (iii)

CINLibrary 710770v.9

plus the following amounts, calculated as of the date that Trustee accelerates all or any part of the Obligations (“Principal Amounts”)

OSI Restaurant Partners, Inc.	$17,584,740
Richard L. Duchossois	$17,584,740
Richard T. Farmer	$17,584,740
Jerry L. Carroll	$5,272,890
John R. Lindahl Larry T. Thrailkill, Trustee of the Deepwater Trust dated as of February 28, 2002, and John R. Lindahl, Trustee of The Blue Water Trust dated as of August 1, 2002, jointly and severally as to such $5,272,890	$5,272,890

The Principal Amounts will reduce by any scheduled principal payments made on the Bonds plus by any prepayments made on the Bonds prior to any acceleration thereof.

1.2
For purposes of this Guarantee, the amount of liability of Guarantor hereunder will be determined with reference to the amount of the Obligations calculated as of the date that Trustee accelerates all or any part of the Obligations, without reference to subsequent reductions thereof by reason of Trustee's collection upon or realizing upon any collateral for the Obligations (except that in no circumstances will Trustee be entitled to recover from Debtor and Guarantor, collectively, an aggregate amount greater than the entire outstanding amount of the Obligations); provided, however, that (i) notwithstanding such Maximum Amount limitation the several liability of Guarantor hereunder will continue hereunder until Guarantor has paid the Maximum Amount or until this Guarantee is terminated in accordance with Section 2.1, below, and (ii) Guarantor agrees and acknowledges that (a) the amount of the Obligations may change at any time and from time to time may without in any way affecting the continuing liability of Guarantor hereunder, and (b) Trustee may apply any payment or other item received in connection with the Obligations to such of the Obligations and in such order as Trustee elects in its sole discretion.

2.	Nature of Guarantee, Waivers.

2.1
This is a guarantee of payment and not of collection. This is an absolute, unconditional, primary, and continuing obligation and will remain in full force and effect until the first to occur of the following: (i) all of the Obligations have been indefeasibly paid in full, and Trustee has terminated this Guarantee, or each Guarantor has indefeasibly paid the Maximum Amount in full, whichever occurs first; (ii) 30 days after the date on which written notice of revocation is actually received by Trustee; or (iii) the date on which written notice of the death of

CINLibrary 710770v.9

Guarantor is actually received by Trustee. Notwithstanding the foregoing, this Guarantee will terminate as to each Guarantor when such Guarantor has paid to the Trustee the Maximum Amount with respect to such Guarantor. No revocation (whether upon the death of the Guarantor or otherwise) will affect: (i) the then existing liabilities of the revoking Guarantor under this Guarantee; (ii) Obligations created, contracted, assumed, acquired or incurred prior to the effective date of such revocation; (iii) Obligations created, contracted, assumed, acquired or incurred after the effective date of such revocation pursuant to any agreement entered into or commitment obtained prior to the effective date of such revocation; (iv) any Obligations then or thereafter arising under the agreements or instruments then in effect and then evidencing the Obligations; (v) renewals, extensions, consolidations and refinancings of any of the foregoing; (vi) principal, interest, charges, fees, costs or expenses of any kind relating to any of the foregoing then existing or thereafter arising, or (vii) any liabilities of any Guarantor other than the particular Guarantor that issues such notice of revocation (or, in the event of death of a Guarantor, is the subject of such death notice).

2.2
This Guarantee will not be affected by any delay, failure or omission of Trustee in exercising any right, power or remedy with respect to any of the Obligations or any guarantee or other liability or any collateral held by it for any of the Obligations, by any delay, failure, or omission of Trustee to take any steps to perfect or maintain its lien or security interest in or to preserve its rights to, or insure or protect any collateral for any of the Obligations or any guarantee or other liability for any of the Obligations.

2.3
Notice of acceptance of this Guarantee, notice of extensions of credit to Debtor from time to time, notice of default, diligence, presentment, protest, demand for payment, notice of demand or protest are hereby waived. Trustee at any time and from time to time, without the consent of or notice to Guarantor, and without impairing or releasing, discharging or modifying the liabilities of Guarantor hereunder, may in its sole discretion (i) change the manner, place or terms of payment or performance of or interest rates on, or change or extend the time of payment or performance of, or other terms relating to any of the Obligations, (ii) renew, increase, substitute, modify, amend or alter, or grant consents or waivers relating to any of the Obligations, any other guarantees or other liabilities, or any collateral for any Obligations or guarantees or other liabilities, (iii) apply any and all payments from any source whatsoever including any proceeds of any collateral, to any Obligations of Debtor in any order, manner and amount, (iv) deal or refrain from dealing with any person or entity, in its sole discretion, with respect to any Obligations in such manner as Trustee deems appropriate, in its sole discretion, and/or (v) accept, sell, substitute, exchange, compromise, release, surrender, offset, realize upon or otherwise deal with in any manner and in any order any of the Obligations, any guarantee or other liability for any of the Obligations, or any collateral for any of the Obligations or for any guarantee or other liability relating to any of the Obligations. Irrespective of the taking or refraining from taking of any of the foregoing actions, the obligations of Guarantor will remain in full force and effect and will not be affected, impaired,

CINLibrary 710770v.9

discharged or released in any manner. Trustee in its sole discretion may determine the reasonableness of the period which may elapse prior to the making of demand for any payment upon Debtor and it need not pursue any of its remedies against Debtor, any other guarantor or other person, or any collateral before having recourse against any Guarantor under this Guarantee.

3.	Representations, Warranties and Covenants. Each Guarantor hereby represents, warrants and covenants as follows (all of which survive the execution and delivery of this Guarantee):

3.1
This Guarantee is a legal, valid and binding obligation of Guarantor enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws in effect from time to time affecting the rights of creditors generally and except as such enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in law or in equity).

3.2
There does not now exist any default or violation by it of or under, and neither the execution, delivery and performance of this Guarantee nor the consummation of any of the transactions contemplated hereby will result in any default or violation, or in the creation of any lien or encumbrance, or give rise to any right of termination, amendment, cancellation or acceleration, of or under, any of the terms, conditions or obligations of: (i) its (with respect to any Guarantor that is not a natural person) articles or certificate of incorporation and regulations or bylaws; (ii) any note, bond, indenture, mortgage, deed of trust, franchise, permit, lease or other agreement or instrument to which it is a party or by which it or any of its assets is bound; or (iii) any law, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon it by any law, court or governmental agency, authority or other body.

3.3
Guarantor is fully aware of the financial condition of Debtor and is executing and delivering this Guarantee based solely upon Guarantor's own independent investigation of all matters pertinent hereto and is not relying in any manner upon any representation or statement of Trustee.

4.
Bankruptcy, etc. It is specifically understood that any modification, limitation or discharge of the Obligations arising out of or by virtue of any bankruptcy, reorganization or similar proceeding for relief of debtors under federal or state law will not affect, modify, limit or discharge the liability of Guarantor in any manner whatsoever and this Guarantee will remain and continue in full force and effect and will be enforceable against Guarantor to the same extent and with the same force and effect as if any such proceeding had not been instituted. Guarantor waives all rights and benefits that might accrue to it by reason of any such proceeding and will be liable to the full extent hereunder, irrespective of any modification, limitation, or discharge of the liability of Debtor that may result from any such proceeding.

5.	Events of Default.

CINLibrary 710770v.9

5.1
The occurrence of any of the following events will be deemed to be an "Event of Default" under this Guarantee: (i) the filing by or against Debtor or any Guarantor of a petition in bankruptcy, for a reorganization, arrangement or debt adjustment, or for a receiver, trustee or similar creditors' representative for its, his or her property or any part thereof, or of any other proceeding under any federal or state insolvency or similar law (and if such petition or proceeding is an involuntary petition or proceeding filed against it without its acquiescence therein or thereto at any time, the same is not promptly contested and, within 60 days of the filing of such petition or proceedings, dismissed or discharged), or the making of any general assignment by Debtor or any Guarantor for the benefit of creditors, or Debtor or any Guarantor dissolves or is the subject of any dissolution, winding up or liquidation; (ii) any other Event of Default (as defined in any of the Obligations); or (iii) any default or event of default under any of the Obligations that does not have a defined set of "Events of Default".

5.2
Immediately and automatically upon any Event of Default under clause (i) of the immediately preceding paragraph, or, at the option of Trustee, immediately upon the occurrence of any other Event of Default (in either case without demand or notice of any kind, which hereby are expressly waived), Guarantor will pay to Trustee the lesser of (i) all amounts due and to become due under the Obligations, or (ii) the Maximum Amount (for purposes of an Event of Default under clause (i) of the immediately preceding paragraph, all of the Obligations then existing automatically will be accelerated and become immediately due and payable in full from Guarantor, whether or not then due and payable by Debtor). Guarantor will pay such amounts without setoff, counterclaim, presentment, demand, protest, and notice of demand, protest, and dishonor, which hereby are expressly waived.

5.3
The rights and remedies of Trustee, after the occurrence of any such Event of Default, will include but not be limited to the right to set off against and apply to all or any part of the Obligations, without notice, the amount of any or all moneys, credits and other property of any nature whatsoever of Guarantor now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with (whether held by Guarantor individually or jointly with another person or entity), Trustee or any affiliate of Trustee. Guarantor waives any requirement of marshalling of any collateral upon the occurrence of any Event of Default.

6.
Setoff, etc. No setoff, counterclaim, reduction or diminution of any Obligation, or any defense of any kind or nature, that Guarantor has or may have in the future against Debtor, or that Debtor has or may have in the future against Trustee except payment in full of the Obligations, will be available hereunder to Guarantor against Trustee.

7.
Costs. To the extent that Trustee incurs any costs or expenses in protecting or enforcing its rights under this Guarantee with respect to any particular Guarantor, including but not limited to reasonable attorneys' fees and the costs and expenses of litigation, such costs and expenses will be due on demand, will be a direct and primary obligation of such Guarantor and will bear interest from the payment thereof at the Default Rate, as such

CINLibrary 710770v.9

term is defined in any of the Obligations, or, in the absence of such a definition, at the highest rate permitted under applicable law.

8.	General.

8.1
Indemnity and Repayments or Recovery from Trustee. Subject to the Maximum Amount limitations of Section 1.1, above, and except as otherwise provided herein, Guarantor will indemnify, defend and hold harmless Trustee, its directors, officers, counsel, agents and employees, from and against all claims, demands, liabilities, judgments, losses, damages, costs and expenses, joint or several (including all reasonable accounting fees and attorneys' fees), that Trustee or any such indemnified party may incur relating to or arising out of or in connection with, in any way, directly or indirectly, this Guarantee, any of the Obligations or any act, omission, matter or actual or proposed transaction under or with respect to any of the foregoing, except the willful misconduct or gross negligence of such indemnified party. Without limiting the generality of the foregoing, Guarantor agrees that if at any time all or any part of any payment or transfer of any kind received by Trustee with respect to all or any part of the Obligations or this Guarantee is repaid, set aside or invalidated by reason of any judgment, decree or order of any court or administrative body, or by reason of any agreement, settlement or compromise of any claim made at any time with respect to repayment, recovery, setting aside or invalidation of all or any part of such payment or transfer, Guarantor's obligations under this Guarantee will continue (and/or be reinstated) in full force and effect and Guarantor will be liable, and Guarantor will indemnify, defend and hold harmless Trustee for, the amount or amounts so repaid, recovered, set aside or invalidated and all other claims, demands, liabilities, judgments, losses, damages, costs and expenses incurred in connection therewith subject to the Maximum Amount limitations of 1.1. The provisions of this Section will be and remain effective notwithstanding any contrary action which may have been taken by Guarantor in reliance upon such payment or transfer, and any such contrary action so taken will be without prejudice to Trustee's rights under this Guarantee and will be deemed to have been conditioned upon such payment or transfer having become final and irrevocable. The provisions of this Section will survive any revocation, termination, cancellation or discharge of this Guarantee or of any of the Obligations.

8.2
Notices. All notices, demands, requests, consents or approvals and other communications required or permitted hereunder will be in writing and will be conclusively deemed to have been received by a party hereto and to be effective if delivered personally to such party, or sent by telex, facsimile (followed by written confirmation) or other telegraphic means, or by overnight courier service, or by certified or registered mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or to such other address as any party may give to the other in writing for such purpose:

CINLibrary 710770v.9

To Trustee:	The Huntington National Bank, 7 Easton Oval,--EA4E63 Columbus, Ohio 43219 Attention: Ruth Sowers, Corporate Trust

To Guarantor:	See attached Exhibit A

All such communications, if personally delivered, will be conclusively deemed to have been received by a party hereto and to be effective when so delivered, or if sent by telex, facsimile or telegraphic means, on the day on which transmitted, or if sent by overnight courier service, on the day after deposit thereof with such service, or if sent by certified or registered mail, on the third business day after the day on which deposited in the mail.

8.3
Remedies Cumulative, Etc. The terms of this Guarantee may be enforced as to any one or more breaches either separately, successively, concurrently, independently or cumulatively from time to time and as often and in such order as Trustee may deem expedient, and no single or partial exercise of any right or remedy will preclude any further exercise thereof. No right or remedy herein conferred upon or reserved to Trustee hereunder is intended to be exclusive of any other available right or remedy, but each and every such right or remedy will be cumulative and will be in addition to every other right or remedy given under this Guarantee or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right, remedy or power accruing upon any Event of Default or default, omission or failure of performance hereunder or under any of the Obligations will impair any such right, remedy or power or will be construed to be a waiver thereof or an acquiescence therein, nor will it affect any subsequent Event of Default or default of the same or a different nature.

8.4
Waivers and Modifications. No delay or failure on the part of Trustee to exercise any right, remedy or power hereunder, under any of the Obligations or under applicable law will impair or waive any such right, remedy or power (or any other right, remedy or power), be considered a waiver of or an acquiescence in any breach, Event of Default or affect any other or subsequent breach, Event of Default of the same or a different nature. No waiver of any breach, Event of Default, nor any modification, waiver, discharge or termination of any provision of this Guarantee, nor consent to any departure by any Guarantor therefrom, will be established by conduct, custom or course of dealing; and no modification, waiver, discharge, termination or consent will in any event be effective unless the same is in writing, signed by Trustee and specifically refers to this Guarantee, and then such modification, waiver, discharge, termination or consent will be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on any Guarantor in any case will entitle any Guarantor to any other or further notice or demand in the same or any similar or other circumstance.

CINLibrary 710770v.9

8.5
Binding Effect, Assignability. This Guarantee will be binding upon Guarantor and Guarantor's heirs, administrators, successors and assigns and inure to the benefit of Trustee and its successors and assigns; provided, however, that Guarantor may not assign this Guarantee in whole or in part without the prior written consent of Trustee, and Trustee at any time may assign this Guarantee in whole or in part. If any or all of the Obligations are assigned by Trustee, this Guarantee will inure to the benefit of Trustee's assignee, and to the benefit of any subsequent assignee, to the extent of the assignment or assignments; provided that no assignment will operate to relieve Guarantor from any duty to Trustee hereunder with respect to any unassigned portion of the Obligations.

8.6	Gender, etc. Whenever used herein, the singular number will include the plural, the plural the singular and the use of the masculine, feminine or neuter gender will include all genders.

8.7	Headings. The headings in this Guarantee are for convenience only and will not limit or otherwise affect any of the terms hereof.

8.8
Complete Agreement. This Guarantee constitutes the entire agreement of the parties and supersedes all prior oral and written negotiations, agreements, and understandings regarding the subject matter of this Guarantee.

8.9
Counterparts. This Guarantee may be executed in one or more counterparts, each of which will be deemed to be an original and all of which together will constitute one and the same instrument; provided, however, that failure of any Guarantor to sign any or all counterparts will not affect the liability of any other Guarantor hereunder.

8.10
Illegality. If any provision of this Guarantee is prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision and without invalidating any other provision herein; provided, however, that if the provision that is the subject of such prohibition or invalidity pertains to payment, then, at the option of Trustee, all of the Obligations will become immediately due and payable.

8.11
Governing Law. This Guarantee has been delivered and accepted at and will be deemed to have been made in Kentucky and will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the Commonwealth of Kentucky, without regard to conflicts of law principles.

8.12
Limitations. For purposes of KRS 371.065, if applicable: (i) the maximum aggregate liability of any one Guarantor is the Maximum Amount; and (ii) this Guarantee will terminate on December 1, 2026, but such termination will not affect the liability of the undersigned for Obligations incurred or created prior to such date, or extensions or renewals of interest accruing on, or fees or expenses incurred with respect to, such Obligations on or after such date.

CINLibrary 710770v.9

8.13
Jurisdiction and Venue. Guarantor hereby irrevocably agrees and submits to the exclusive jurisdiction of any state or federal court located within Gallatin County, Kentucky, or, at the option of the Trustee in any state or federal court(s) located in the county in which the Guarantor resides or has its principal place of business. Nothing contained herein will limit the Trustee from enforcing a judgment on this Guarantee in any jurisdiction where Guarantor has assets. Guarantor hereby irrevocably consents that all service of process be made by certified mail directed to Guarantor at its address set forth herein for notices and service so made will be deemed to be completed the earlier of Guarantor's actual receipt thereof or five (5) business days after the same has been deposited in U.S. Mails, postage prepaid certified, return receipt requested. Nothing contained herein will prevent Trustee from serving process in any other manner permitted by law. Guarantor and Trustee each waive any right to trial by jury in any action or proceeding relating to this Guarantee, the Obligations, or any actual or proposed transaction or other matter contemplated in or relating to any of the foregoing.

CINLibrary 710770v.9

[Signature Page to Guarantee to The Huntington National Bank, Trustee]

Dated as of June 30_____________, 2006.

OSI Restaurant Partners, Inc.

By: /s/ Dirk Montgomery________________________
Print Name: /s/ Dirk Montgomery__________________
Title: Sr. VP - CFO____________________________

/s/ Richard L. Duchossois_________
Richard L Duchossois

/s/ Richard T. Farmer____________
Richard T. Farmer

/s/ Jerry L. Carroll______________
Jerry L. Carroll

/s/ John R. Lindahl______________
John R. Lindahl

/s/ John R. Lindahl_______________
John R. Lindahl, Trustee of The Blue
Water Trust dated as of August 1, 2002

/s/ Larry T. Thrailkill______________
Larry T. Thrailkill, Trustee of the
Deepwater Trust dated as of February 28, 2002

[Attach Notary and Complete Exhibit A]

CINLibrary 710770v.9

STATE OF _____________ )
) SS:
COUNTY OF ____________ )

The foregoing instrument was acknowledged before me, a notary public, this 29th day of June, 2006 by Dirk A. Montgomery, the duly authorized officer of OSI Restaurant Partners, Inc., on behalf of such corporation.

Notary Public
My commission expires:

STATE OF ______________ )
) SS:
COUNTY OF ____________)

The foregoing instrument was acknowledged before me, a notary public, this 29th day of June, 2006 by Richard L Duchossois.

Notary Public
My commission expires:

STATE OF ______________ )
) SS:
COUNTY OF ____________)

The foregoing instrument was acknowledged before me, a notary public, this 28th day of June, 2006 by Richard T. Farmer.

Notary Public
My commission expires:

CINLibrary 710770v.9

STATE OF ______________ )
) SS:
COUNTY OF ____________)

The foregoing instrument was acknowledged before me, a notary public, this 28 day of June, 2006 by Jerry L. Carroll.

Notary Public
My commission expires:

STATE OF ______________ )
) SS:
COUNTY OF ____________)

The foregoing instrument was acknowledged before me, a notary public, this 28th day of June, 2006 by John R. Lindahl.

Notary Public
My commission expires:

STATE OF ______________ )
) SS:
COUNTY OF ____________)

The foregoing instrument was acknowledged before me, a notary public, this 28th day of June, 2006 by John R. Lindahl, individually and as Trustee of The Blue Water Trust dated as of August 1, 2002.

Notary Public
My commission expires:

CINLibrary 710770v.9

STATE OF ______________ )
) SS:
COUNTY OF ____________)

The foregoing instrument was acknowledged before me, a notary public, this 28th day of June, 2006 by Larry T. Thrailkill, as Trustee of the Deepwater Trust dated as of February 28, 2002.
.

Notary Public
My commission expires:

NEW COMMERCIAL LOAN/ GUARANTEES, HYPOTHECATIONS AND SURETYSHIP AGR /GUARANTEE-SHORT-STAND-LIMITED

CINLibrary 710770v.9

Exhibit A

Notice Addresses

OSI Restaurant Partner, Inc.
2202 North Westshore Blvd., 5th Floor
Tampa, FL 33607
Attn: Mr. Joe Kadow, General Counsel
Attn: Mr. Dirk Montgomery, Chief Financial Officer

Mr. Richard L. Duchossois
Duchossois Industries, Inc.
845 Larch Avenue
Elmhurst, IL 60126
Attn: Mr. David Filkin, General Counsel

Mr. Richard T. Farmer
Summer Hill, Inc.
6847 Cintas Blvd.
Mason, OH 45040
Attn: Mr. Rick Roeding, President

Mr. Jerry L. Carroll
Carroll Properties, Inc.
2216 Dixie Highway, Suite 250
Ft. Mitchell, KY 41017

Mr. John R. Lindahl
Mr. Larry T. Thrailkill
Thrailkill, Harris, Wood & Boswell
5141 Virginia Way, Suite 240
Brentwood, TN 37027

CINLibrary 710770v.9